UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 18, 2021 (May 15, 2021)

DARIOHEALTH CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-37704	45-2973162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

142 W. 57th St., 8th Floor

New York, New York 10019

(Address of Principal Executive Offices)

(646) 665-4667

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	DRIO	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

PsyInnovations Acquisition

DarioHealth Corp., (the “Company”), WF Merger Sub, Inc., a Delaware corporation and the Company’s wholly owned subsidiary (“Merger Sub”), PsyInnovations, Inc. (dba wayForward), a Delaware corporation (“PsyInnovations”), and Jonathan Whitcher and Brian Branson, solely in their capacity as the representatives of PsyInnovations’ stockholders and other equity holders (collectively, the “Holders”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 15, 2021, pursuant to which (i) PsyInnovations will merge with and into Merger Sub, with Merger Sub as the surviving company (the “Merger”), and (ii) the Company will pay aggregate consideration (“Merger Consideration”) of (A) $6.0 million in cash and (B) up to $24.0 million in shares of Company common stock, par value $0.0001 per share (the “Common Stock”), including up to $5.0 million structured as an earn-out (the “Earn-Out”) payable in shares of Common Stock if behavioral health revenues from the Company exceed a certain threshold in 2022, subject to customary working capital and other adjustments as of the closing of the Merger (the “Closing”). $3.0 million of the Merger Consideration, consisting of $2,750,000 in shares of Common Stock and $250,000 in cash, will be subject to a hold-back (“Hold-Back”) for a minimum of eighteen (18) months to secure the indemnification obligations of the Holders. The Company will issue up to an aggregate of approximately 1,138,000 shares Common Stock in the Merger, determined based on the 60-day volume weighted average share price (VWAP) of $21.09 per share of the Common Stock traded on The Nasdaq Stock Market LLC that ended on May 13, 2021. The shares of Common Stock to be issued to the Holders in the Merger will be issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated under Regulation D of the Securities Act. Through the Merger, PsyInnovations will become a wholly-owned subsidiary of the Company. The Merger is intended to qualify for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Upon the Closing, the Company, through the surviving company in the Merger, will employ PsyInnovations’ founders Mr. Ritvik Singh and Dr. Navya Singh, as General Manager, Head of Behavioral Health, and Chief Behavioral Science Officer, respectively. Mr. Singh’s offer letter provides for a grant, effective at the Closing, of a non-qualified stock option to purchase 75,000 shares of the Common Stock pursuant to Nasdaq Listing Rule 5635(c)(4), outside of the Company's existing 2020 Equity Incentive Plan. The option is intended to be granted as an inducement material to Mr. Singh becoming an employee of the Company or its subsidiary, in accordance with Nasdaq Listing Rule 5635(c)(4). The option will have an exercise price per share based on the closing price of the Common Stock on the Nasdaq Stock Market on the trading day prior to the Closing date. 60,000 of the option shares will vest over a three-year period beginning on the date Mr. Singh begins employment, subject to Mr. Singh's continued employment by the Company or its subsidiary on the applicable vesting date. The remaining 15,000 option shares will vest upon the Company or its subsidiary meeting specified revenue targets on a rollout of the wayForward platform, subject to Mr. Singh’s continued employment on the vesting date.

The Merger Agreement contains customary representations and warranties and covenants. The Closing of the Merger Agreement is subject to the satisfaction or waiver of various conditions set forth in the Merger Agreement, including, but not limited to (i) the accuracy of the representations and warranties of each party contained in the Merger Agreement (subject to certain materiality qualifications), (ii) each party’s compliance with or performance of the covenants and agreements in the Merger Agreement in all material respects, and (iii) approval of Holders receiving not less than 95% of the Merger Consideration and delivery by such Holders (the “Consenting Holders”) of lock-up, release and joinder agreements (the “Lock-up, Release and Joinder Agreements”).

Under the Lock-up, Release and Joinder Agreements, the Consenting Holders will, among other things, (i) (i) agree to certain lock-up restrictions with respect to the transfer of Common Stock received as consideration in the Merger, (ii) agree to the indemnification provisions in the Merger Agreement, (iii) make customary representations and warranties in connection with the acquisition of shares of Common Stock in the Merger, and (iv) release various parties, including PsyInnovations and the Company, from certain claims related to the Merger. The shares of Common Stock issuable to the Consenting Holders at the Closing will be subject to a lock-up that will lapse in five (5) substantially equal installments every three (3) months commencing on the date that is six (6) months after the date of the Closing and, to the extent any portion of the Earn-Out becomes payable, then the shares of Common Stock so issuable will be subject to a lock-up that will lapse in five (5) substantially equal installments every three (3) months commencing on the date that is six (6) months after the Earn-Out payment date.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated into this Item 7.01 by reference, is an investor presentation of DarioHealth Corp.

Item 8.01 Other Information.

On May 18, 2021, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Investor presentation (furnished herewith)
99.2	Press release, dated May 18, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2021	DARIOHEALTH CORP.

	By:	/s/ Zvi Ben David
Name: Zvi Ben David Title: Chief Financial Officer, Treasurer and Secretary